EXHIBIT 99.1

American Stock Exchange: URZ

Toronto Stock Exchange: URZ

Frankfurt Stock Exchange: U9E

Tel: (604) 689-1659

Fax: (604) 689-1722

www.uranerz.com

Uranerz Files NI 43-101 Technical Report on Nichols Ranch Property

Casper, Wyoming, August 31, 2007 -- Uranerz Energy Corporation (the “Company’) (AMEX: URZ; TSX: URZ) announces that it has filed on the Canadian Securities Administrators’ System for Document Retrieval and Analysis (“SEDAR”) an independent technical report relating to the Company’s Nichols Ranch property prepared and disclosed as a requirement of, and in accordance with, the standards set out in the Canadian National Instrument 43-101 (the “NI 43-101 Report”) in connection with the Company’s listing on the Toronto Stock Exchange (“TSX”) and becoming a reporting issuer pursuant to applicable Canadian securities laws. The NI 43-101 Report, entitled “Nichols Ranch Uranium Project – Campbell & Johnson Counties, Wyoming U.S.A. – 43-101 Mineral Resource Report”, was prepared by BRS Inc., a Professional Engineering and Natural Resource Corporation duly licensed in the State of Wyoming, USA and co-authored by Douglas Beahm, P.E., P.G. and Andrew Anderson P.E., P.G. who are both “Qualified Persons” as defined by National Instrument 43-101. The NI 43-101 Report can be viewed in its entirety on the Company’s profile on the SEDAR website located at www.sedar.com.

Uranerz Energy Corporation is a pure-play uranium company listed on the American Stock Exchange (“AMEX”) and the TSX. The Company also has options (derivatives on the common stock: puts and calls) traded on the Chicago Board Options Exchange as well as the AMEX.

To obtain more information, contact Investor Relations at Uranerz Energy Corporation (Telephone: 1-800-689-1659) or visit the Company’s profile on the SEDAR website at www.sedar.com.

This press release may contain or refer to "forward-looking information" and “forward-looking statements” within the meaning of applicable United States and Canadian securities laws, which may include, but is not limited to, statements with respect to resource estimates, projections, our planned exploration and drilling programs, the availability of future financing for exploration and other plans, projections, estimates and expectations. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the “SEC”) (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements.

All mineral resources in the Technical Report have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in National Instrument 43-101, commonly referred to as “NI 43-101”. As a company listed on the TSX, we are required by Canadian law to provide disclosure in accordance with NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the SEC Industry Guide 7. NI 43-101 and Guide 7 standards are substantially different. The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101. These definitions differ from the definitions in Guide 7. Under Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

The NI 43-101 technical report referenced in this press release uses the terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource”. We advise investors that these terms are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained pounds” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in-place tonnage and grade without reference to unit measures.